Exhibit 10.2

CAPSPECIALTY, INC.

2019 RESTRICTED SHARE PLAN

This CapSpecialty, Inc. 2019 Restricted Share Plan (the “Plan”) has been adopted by the Board on October 22, 2019 and shall be effective immediately following the occurrence of the mandatory conversion contemplated by Section 5.1(b) of the Third Amended and Restated of Incorporation of the Company (the “Effective Time”). The Plan shall be applicable to all awards made under the Plan.

1.        Purposes. The purposes of the Plan are to advance the interests of CapSpecialty, Inc. (the “Company”) and its stockholders by providing a means to attract, retain, motivate and reward certain key employees, officers and directors of the Company Group upon whose judgment, initiative and efforts the continued success, growth and development of the Company Group is dependent.

2.        Definitions. For purposes of the Plan, the following terms shall be defined as set forth below:

“Alleghany” means Alleghany Corporation.

“Award” means an award of Restricted Shares granted to a Participant under the Plan.

“Award Agreement” means any written agreement, contract, or other instrument or document evidencing an Award.

“Board” means the Board of Directors of the Company.

“Change in Control” means (i) a consolidation or merger of the Company resulting in Alleghany’s failure to own, directly or indirectly, at least fifty-one percent (51%) of the combined voting power of the Company’s then outstanding voting securities generally entitled to vote in the election of the Company’s directors, (ii) a sale of stock resulting in Alleghany’s failure to own, directly or indirectly, at least fifty-one percent (51%) of the combined voting power of the Company’s then outstanding voting securities generally entitled to vote in the election of the Company’s directors, or (iii) a sale of all or substantially all of the assets of the Company and each of its Subsidiaries existing at the time of such sale, taken as a whole, to a Third Party.

“Code” means the Internal Revenue Code of 1986, as amended from time to time. References to any provision of the Code shall be deemed to include successor provisions thereto and regulations thereunder.

“Committee” means the Board or the Compensation Committee of the Board.

“Company” has the meaning ascribed to such term in Section 1 above.

“Company Group” means the Company, together with each direct or indirect Subsidiary of the Company.

“Corporate Event” has the meaning ascribed to such term in Section 4(d) hereof.

“Eligible Person” means (1) each employee of any member of the Company Group, including each such person who may also be a director of any member of the Company Group and (2) any natural person who has been offered employment by any member of the Company Group; provided, that such prospective employee may not receive any payment or exercise any right relating to an Award until such person has commenced employment with any member of the Company Group. An employee on an approved leave of absence may be considered as still in the employ of a member of the Company Group for purposes of eligibility for participation in the Plan.

“Fair Market Value” means, as of any date when the Shares are listed on one or more national securities exchanges, the closing price reported on the principal national securities exchange on which such Shares are listed and traded on the date immediately prior to the date of determination, or, if the closing price is not reported on such date, the closing price on the most recent date on which such closing price is reported. If the Shares are not listed on a national securities exchange, the Fair Market Value shall mean the amount determined by the Committee in good faith.

“IPO” means an initial public offering of the Company’s equity securities pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), in connection with which equity securities of the Company become listed on a U.S. national securities exchange.

“Participant” means each Eligible Person who has been granted an Award under the Plan, or if applicable, such other person or entity who holds an Award.

“Plan” has the meaning ascribed to such term in the preamble hereto.

“Restricted Shares” means an Award of Shares granted to a Participant under Section 5(b) that may be subject to certain restrictions and to a risk of forfeiture, as set forth herein and in any Participant’s Award Agreement.

“Shares” means the common stock of the Company, $1.00 par value per share, and such other securities as may be substituted for such common stock pursuant to Section 4(c) below.

“Subsidiary” means, with respect to any person, (i) a corporation of which shares of stock having ordinary voting power (other than stock having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation are at the time owned, directly or indirectly, through one or more intermediaries, by such person, or (ii) in the case of unincorporated entities, any such entity with respect to which such person has the power, directly or indirectly, to designate more than fifty percent (50%) of the individuals exercising functions similar to a board of directors.

“Third Party” means a person other than Alleghany or a Subsidiary of Alleghany.

3.        Administration.

(a)        Authority of the Committee. The Plan shall be administered by the Committee, and the Committee shall have full and final authority to take the following actions, in each case in good faith and subject to and consistent with the provisions of the Plan:

(i)      to select Eligible Persons to become Participants;

(ii)     to determine the number of Awards to be granted, the number of Shares to which an Award may relate, the terms and conditions of any Award granted under the Plan (including, but not limited to, any purchase price, and any bases for adjusting such purchase price, any restriction or condition, any schedule for lapse of restrictions or conditions relating to transferability or forfeiture of an Award, and waiver or accelerations thereof, and waivers of performance conditions relating to an Award, based in each case on such considerations as the Committee shall determine), and all other matters to be determined in connection with an Award;

(iii)    to determine whether, to what extent, and under what circumstances an Award may be cancelled, forfeited, exchanged, or surrendered;

(iv)    to prescribe the form of each Award Agreement, which need not be identical for each Participant;

(v)     to adopt, amend, suspend, waive, and rescind such rules and regulations and appoint such agents as the Committee may deem necessary or advisable to administer the Plan;

(vi)    to correct any defect or supply any omission or reconcile any inconsistency in the Plan and to construe and interpret the Plan and any Award, rules and regulations, Award Agreement, or other instrument hereunder;

(vii)   to accelerate the vesting of all or any portion of any Award; and

(viii)  to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.

(b)        Manner of Exercise of Committee Authority. The Committee shall have sole discretion in exercising its authority under the Plan. Any action of the Committee with respect to the Plan shall be final, conclusive, and binding on all persons, including each member of the Company Group, Participants, any person claiming any rights under the Plan from or through any Participants, and shareholders. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of any member of the Company Group the authority, subject to such terms as the Committee shall determine, to perform administrative functions and such other functions as the Committee may determine, to the extent permitted under applicable law. Notwithstanding any provision of this

Plan to the contrary, the Committee may grant Awards which are subject to the approval of the Board; provided that an Award shall be subject to Board approval only if the Committee expressly so states.

(c)        Limitation of Liability. Each member of the Committee shall be entitled to rely or act upon any report or other information furnished to him or her by any officer or other employee of any member of the Company Group, the Company’s independent certified public accountants, or other professional retained by the Company to assist in the administration of the Plan. No member of the Committee, nor any officer or employee of any member of the Company Group acting on behalf of the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and any officer or employee of any member of the Company Group acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination, or interpretation.

(d)        Section 409A. The Committee shall take into account compliance with Section 409A of the Code in connection with any grant of an Award under the Plan, to the extent applicable. While the Awards granted hereunder are intended to be structured in a manner to avoid the implication of any penalty taxes under Section 409A of the Code, in no event whatsoever shall the Company Group be liable for any additional tax, interest, or penalties that may be imposed on Participants as a result of Section 409A of the Code or any damages for failing to comply with Section 409A of the Code (other than for withholding obligations or other obligations applicable to employers, if any, under Section 409A of the Code).

4.        Shares Subject to the Plan.

(a)        Subject to adjustment as provided in Section 4(c) hereof, the total number of Shares reserved for issuance under the Plan shall be 156,250. No Award may be granted if the number of Shares to which such Award relates, when added to the number of Shares previously issued under the Plan, exceeds the number of Shares reserved under the preceding sentence. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards), and make adjustments if the number of Shares differs from the number of Shares previously counted in connection with an Award. If any Awards are forfeited, cancelled, terminated, exchanged or surrendered, including in connection with satisfying tax withholding requirements, or such Award terminates without a distribution of Shares to the Participant, any Shares counted against the number of Shares reserved and available under the Plan with respect to such Award shall, to the extent of any such forfeiture, termination, cancellation, exchange or surrender, again be available for Awards under the Plan.

(b)        Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or treasury Shares including Shares acquired by the Company by purchase.

(c)        In the event that the Committee shall determine that any dividend in Shares, recapitalization, Share split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the Shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, then the Committee shall make such equitable changes or adjustments as it deems appropriate and, in such manner as it may deem equitable, adjust any or all of (i) the aggregate number and kind of shares which may thereafter be issued under the Plan, (ii) the number and kind of shares, other securities, or other consideration (including cash) issued or issuable in respect of outstanding Awards, and (iii) the purchase price relating to any Award. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria and performance objectives included in, Awards in recognition of unusual or non-recurring events (including, without limitation, events described in the preceding sentence) affecting the Company or the financial statements of the Company, or in response to changes in applicable laws, regulations, or accounting principles.

(d)        Corporate Events. Except as provided by the Committee in an Award Agreement or otherwise, in connection with (1) a merger, amalgamation, or consolidation involving the Company in which the Company is not the surviving corporation, (2) a merger, amalgamation, or consolidation involving the Company in which the Company is the surviving corporation but the holders of Shares receive securities of another corporation or other property or cash, (3) a Change in Control, or (4) the reorganization or liquidation of the Company (each, a “Corporate Event”), the Committee may, in its discretion, provide for any one or more of the following:

(i)        The assumption or substitution of any or all Awards in connection with such Corporate Event, in which case the Awards shall be subject to the adjustment set forth in Section 4(c) above, and to the extent that such Awards vest subject to the achievement of performance objectives or criteria, such objectives or criteria shall be adjusted appropriately to reflect the Corporate Event;

(ii)      The acceleration of vesting of any or all Awards, subject to the consummation of such Corporate Event;

(iii)     The cancellation of any or all Awards (whether vested or unvested) as of the consummation of such Corporate Event, together with the payment to the Participants holding vested Awards (including any Awards that would vest upon the Corporate Event but for such cancellation) so canceled of an amount in respect of cancellation based upon the per-share consideration being paid for the Shares in connection with such Corporate Event; and

(iv)    The replacement of any or all Awards (other than Awards that are intended to qualify as “stock rights” that do not provide for a “deferral of compensation” within the meaning of Section 409A of the Code) with a cash incentive program that preserves the value of the Awards so replaced (determined as of the consummation of the Corporate Event), with subsequent payment of cash incentives subject to the same vesting conditions as applicable to the Awards so replaced and payment to be made within thirty (30) days of the applicable vesting date.

Payments to holders pursuant to Section 4(d)(iii) above shall be made in cash or, in the sole discretion of the Committee, in the form of such other consideration necessary for a Participant to receive property, cash, or securities (or a combination thereof) as such Participant would have been entitled to receive upon the occurrence of the transaction if the Participant had been, immediately prior to such transaction, the holder of the number of Shares covered by the Award at such time. In addition, in connection with any Corporate Event, prior to any payment or adjustment contemplated under this Section 4(d), the Committee may require a Participant to (A) represent and warrant as to the unencumbered title to his Awards, (B) bear such Participant’s pro-rata share of any post-closing indemnity obligations and be subject to the same post-closing purchase price adjustments, escrow terms, offset rights, holdback terms, and similar conditions as the other holders of Shares, and (C) deliver customary transfer documentation as reasonably determined by the Committee.

5.        Specific Terms of Awards.

(a)        General. Awards may be granted on the terms and conditions set forth in this Section 5. In addition, the Committee may impose on any Award, at the date of grant or thereafter (subject to Section 8(d)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms regarding forfeiture in the event of termination of employment by the Participant.

(b)        Restricted Shares. The Committee is authorized to grant Restricted Shares to Participants on the following terms and conditions:

(i)        Issuance and Restrictions. Restricted Shares shall be subject to such restrictions on transferability and other restrictions, if any, as the Committee may impose at the date of grant or thereafter, which restrictions, if any, may lapse separately or in combination at such times, under such circumstances (including, without limitation, upon achievement of performance criteria if deemed appropriate by the Committee), in such installments, or otherwise, as the Committee may determine. Except to the extent restricted under the Award Agreement relating to the Restricted Shares and the restrictions set forth in Section 5(b)(iv) hereof, a Participant granted Restricted Shares shall have all of the rights of a shareholder including, without limitation, the right to vote Restricted Shares and the right to receive dividends thereon.

(ii)      Forfeiture. Except as otherwise determined by the Committee, at the date of grant or thereafter, upon a Participant’s termination of employment for any reason prior to the time that such Restricted Shares have vested, the Restricted Shares and any accrued but unpaid dividends that are at that time subject to restrictions shall be forfeited to the Company for no consideration as of the date of termination; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, that restrictions or forfeiture conditions relating to Restricted Shares will be waived in whole or in part in the event of terminations resulting from specified causes.

(iii)    Certificates for Shares. Restricted Shares granted under the Plan may be evidenced in such manner as the Committee shall determine (including in book entry form). If certificates representing Restricted Shares are registered in the name of the Participant, such certificates shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Shares, and, if the Committee so determines, the Company shall retain physical possession of the certificate representing such Restricted Shares (whether or not vested).

(iv)      Dividends. Unless otherwise provided for in an Award Agreement, cash or share dividends and shares distributed in connection with a Share split or dividend in Shares, and other property distributed as a dividend, in each case with respect to the Restricted Shares, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Shares with respect to which such Shares or other property has been distributed.

6.        Terms of Awards. The term of each Award granted to a Participant shall be for such period as may be determined by the Committee.

7.        Nontransferability.

(a)        Except as set forth below, Awards shall not be transferable by a Participant except to the Company and by will or the laws of descent and distribution. Notwithstanding the foregoing, if the Committee expressly so provides in the applicable Award agreement (at the time of grant or at any time thereafter), an Award granted hereunder may be transferred by a Participant to members of his or her “immediate family” or to a trust or other entity established for the exclusive benefit of solely one or more members of the Participant’s “immediate family,” and any such transfer by a Participant must be for no consideration. As a condition to any such transfer, such transferee will be required to agree to be bound by the terms of the Plan and the applicable Award Agreement as though no transfer has taken place and any Award held by the transferee will continue to be subject to the same terms and conditions that were applicable to the Award immediately prior to the transfer, except that the Award will be transferable by the transferee only by will or the laws of descent and distribution. For purposes hereof, “immediate family” means the Participant’s children, stepchildren, grandchildren, parents, stepparents, grandparents, spouse, siblings (including half brothers and sisters), in-laws, and relationships arising because of legal adoption. A Participant’s rights under the Plan may not be pledged, mortgaged, hypothecated, or otherwise encumbered, and shall not be subject to claims of the Participant’s creditors.

(b)        Except (i) as otherwise approved by the Committee, (ii) pursuant to Section 8(a) below, or (iii) pursuant to Section 7(a) above, Shares acquired by a Participant pursuant to the vesting of any Award granted hereunder may not be sold, transferred, or otherwise disposed of prior to the one hundred eightieth (180th) day following an IPO. If requested by the underwriters managing an IPO, the Participant shall execute a separate agreement to the foregoing effect.

8.        General Provisions.

(a)      Compliance with Legal and Trading Requirements. The Plan, the granting of Awards thereunder, and the other obligations of the Company under the Plan and any Award Agreement, shall be subject to all applicable federal and state laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required. The

Company, in its discretion, may postpone the issuance or delivery of Shares under any Award until completion of any stock exchange or market system listing or registration or qualification of such Shares or other required action under any state or federal law, rule or regulation as the Company may consider appropriate, and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Shares in compliance with applicable laws, rules and regulations. No provisions of the Plan shall be interpreted or construed to obligate the Company to register any Shares under federal or state law. If the Shares offered for sale or sold under the Plan are offered or sold pursuant to an exemption from registration under the Securities Act, the Company may restrict the transfer of such shares and may legend the Share certificates representing such shares in such manner as it deems advisable to ensure the availability of any such exemption

(b)      No Right to Continued Employment. Neither the Plan nor any action taken thereunder shall be construed as giving any employee the right to be retained in the employ or service of any member of the Company Group, nor shall it interfere in any way with the right of any member of the Company Group to terminate any employee’s employment at any time.

(c)      Taxes. The Company is authorized to withhold, from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Shares, or any payroll or other payment to a Participant, amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Shares or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations.

(d)      Changes to the Plan and Awards. The Board may amend, alter, suspend, discontinue, or terminate the Plan or the Committee’s authority to grant Awards under the Plan without the consent of either shareholders of the Company or Participants; provided, however, that, without the consent of an affected Participant, no amendment, alteration, suspension, discontinuation, or termination of the Plan may impair the rights or, in any other manner, adversely affect the rights of such Participant under any Award theretofore granted to him or her. Notwithstanding anything herein to the contrary, no amendment to the Plan or any Award shall be effective without stockholder approval to the extent that such approval is required pursuant to applicable law or the applicable rules of each national securities exchange on which a Share is listed. Notwithstanding the foregoing, subject to the limitations of applicable law, if any, and without an affected Participant’s consent, the Board or the Committee may amend the terms of the Plan or any one or more Awards from time to time as necessary to bring such Awards into compliance with applicable law, including, without limitation, Section 409A of the Code.

(e)      No Rights to Awards; No Shareholder Rights. No Participant or employee shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants. No Award shall confer on any Participant any of the rights of a shareholder of the Company unless and until Shares are duly issued or transferred to the Participant in accordance with the terms of the Award.

(f)      Clawback/Recoupment Policy. Notwithstanding anything contained herein to the contrary, all Awards granted under the Plan shall be and remain subject to any incentive compensation clawback or recoupment policy currently in effect or as may be adopted by the Board and, in each case, as may be amended from time to time. No such policy, adoption, or amendment shall in any event require the prior consent of any Participant.

(g)      Unfunded Status of Awards. The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company. No provision of the Plan shall require the Company to create any trusts or make other arrangements to meet the Company’s obligations under the Plan to deliver Shares, Awards, or other property pursuant to any Award.

(h)      Not Compensation for Benefit Plans. No Award payable under this Plan shall be deemed salary or compensation for the purpose of computing benefits under any benefit plan or other arrangement of the Company for the benefit of its employees unless the Company shall determine otherwise.

(i)      No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. In the case of Awards to Participants, the Committee shall determine whether cash or other property shall be issued or paid in lieu of such fractional Shares, or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

(j)      Participants Outside of the United States. The Committee may modify the terms of any Award under the Plan made to or held by a Participant who is then a resident or primarily employed outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that such Award shall conform to laws, regulations, and customs of the country in which the Participant is then a resident or primarily employed, or so that the value and other benefits of the Award to the Participant, as affected by non-United States tax laws and other restrictions applicable as a result of the Participant’s residence or employment abroad, shall be comparable to the value of such Award to a Participant who is a resident or primarily employed in the United States. An Award may be modified under this Section 8(k) in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation. Additionally, the Committee may adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Eligible Persons who are foreign nationals or employed outside the United States

(k)      Governing Law. The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan, and any Award Agreement shall be determined in accordance with the laws of State of New York without giving effect to principles of conflict of laws.

(l)      Effective Date; Plan Termination. The Plan shall become effective at the Effective Time. The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate as to future awards on the tenth anniversary of the Effective Time. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated; provided, however, that following any suspension or termination of the Plan, the Plan shall remain in effect for the purpose of governing all Awards then outstanding hereunder until such time as all Awards under the Plan have been terminated, forfeited, or otherwise canceled, or earned, settled, or otherwise paid out in accordance with their terms.

(m)     Titles and Headings. The titles and headings of the sections in the Plan are for convenience of reference only. In the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

*        *         *